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                                                                   EXHIBIT 99.04
                               Offer to Exchange
                     Each Outstanding Share of Common Stock
          (Including the Associated Right to Purchase Preferred Stock)
                                       of
                            LASER POWER CORPORATION
                                      for
                          .052 Shares of Common Stock
                                       of
                               II-VI INCORPORATED
                                      and
                        $2.89 Net in Cash to the Seller
        (Subject to Possible Adjustment as Described in the Prospectus)

         The Offer and Withdrawal Rights will expire at 12:00 midnight, Eastern time, on August 10, 2000, unless the offer is extended.

                                                                 August   , 2000

To Our Clients:

   Enclosed for your consideration are the Prospectus, dated August   , 2000
(the "Prospectus"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by II-VI Acquisition Corp. ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of II-VI Incorporated, a Pennsylvania corporation ("II-VI"), to exchange .052 shares of II-VI common stock, no par value per share (the "II-VI Common Shares") and $2.89 net to the seller in cash (subject to possible adjustment as described in the Prospectus), without interest thereon, for each outstanding share of common stock (together with the associated right to purchase preferred stock), par value $0.001 per share (the "Laser Power Shares"), of Laser Power Corporation, a Delaware corporation ("Laser Power"). The Offer is being made in connection with the Agreement and Plan of Merger dated as of June 28, 2000, as amended July 31, 2000, (the "Merger Agreement") among II-VI, Purchaser and Laser Power. The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, Purchaser will be merged with and into Laser Power (the "Merger"), with Laser Power surviving the Merger as a wholly owned subsidiary of II-VI.

   WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF LASER POWER SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH LASER POWER SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER LASER POWER SHARES HELD BY US FOR YOUR ACCOUNT.

   We request instructions as to whether you wish us to tender any or all of the Laser Power Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

   Your attention is invited to the following:

   1. The consideration per Laser Power Share is .052 II-VI Common Shares and $2.89 net to you in cash without interest (subject to possible adjustment as described in the Prospectus).
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   2. The Offer is being made for all outstanding Laser Power Shares.

   3. The Offer and withdrawal rights will expire at 12:00 midnight, Eastern time, on August 10, 2000, unless the Offer is extended.

   4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Laser Power Shares which represent not less than a majority of the total issued and outstanding Laser Power Shares on a fully diluted basis (excluding any shares held by Laser Power or any of its subsidiaries) and (2) the expiration or termination of any and all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Competition Act (Canada) and any similar regime in any other country applicable to significant operations of II-VI or any of its subsidiaries or Laser Power or any of its subsidiaries. The Offer is subject to various other conditions set forth in the Prospectus, which you should review in detail. The Offer is not conditioned upon II-VI or Purchaser obtaining financing.

   5. The Laser Power board of directors unanimously (1) determined that the Offer, the Merger and the Merger Agreement are fair to, and in the best interests of, the Laser Power's stockholders, (2) approved the Merger, the Offer and the Merger Agreement and (3) recommends that Laser Power's stockholders accept the Offer and tender their Laser Power Shares pursuant thereto and approve and adopt the Merger Agreement.

   6. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of the gross proceeds payable to such stockholder or other payee pursuant to the Offer.

   The Offer is made solely by the Prospectus and the related Letter of Transmittal and any supplements and amendments thereto. Except as disclosed in the Prospectus, II-VI and Purchaser are not aware of any state in which the making of the Offer or the acceptance of Laser Power Shares pursuant to the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If II-VI or Purchaser become aware of any valid state statute prohibiting the making of the Offer or the acceptance of Laser Power Shares pursuant to the Offer, II-VI and Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, II-VI and Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Laser Power Shares residing in any such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of II-VI and Purchaser by ING Barings, LLC, the Dealer Manager for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

   If you wish to have us tender any or all of your Laser Power Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instruction form to us is enclosed. If you authorize the tender of your Laser Power Shares, all your Laser Power Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.
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                               Offer to Exchange
                     Each Outstanding Share of Common Stock
         (Including the Associated Rights to Purchase Preferred Stock)
                                       of
                            Laser Power Corporation
                                      For
                          .052 Shares of Common Stock
                                       of
                               II-VI Incorporated
                                      and
                        $2.89 Net in Cash to the Seller
        (Subject to Possible Adjustment as Described in the Prospectus)

   The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated August 1, 2000 (the "Prospectus") and the related Letter of Transmittal in connection with the offer by II-VI Incorporated, a Pennsylvania corporation ("II-VI"), to exchange .052 shares of II-VI common stock, no par value per share, and $2.89 net to the seller in cash (subject to possible adjustment as described in the Prospectus), without interest thereon, for each outstanding share of common stock, par value $0.001 per share (together with the associated rights to purchase preferred stock) (the "Laser Power Shares"), of Laser Power Corporation, a Delaware corporation.

   This will instruct you to tender the number of Laser Power Shares indicated below (or if no number is indicated below, all Laser Power Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Account Number: _____________________     SIGN HERE


                                          _____________________________________

Numbers of Laser Power Shares to be
Tendered*:                                Signature(s)

_____________________________________

                                          _____________________________________

                                          _____________________________________
Please Print                              Address

________ shares of Common Stock

                                          _____________________________________


                                          _____________________________________
Dated: _______________________ , 2000     Area Code and Telephone Number

                                          _____________________________________
                                          Tax Identification or Social
                                          Security Number(s)

----------------
* Unless otherwise indicated, it will be assumed that all Laser Power Shares held by us for your account are to be tendered.

                         PLEASE RETURN THIS FORM TO THE
                    BROKERAGE FIRM MAINTAINING YOUR ACCOUNT